Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Valmont Industries, Inc. and the effectiveness of Valmont Industries, Inc.’s internal control over financial reporting dated February 26, 2013, appearing in the Annual Report on Form 10-K of Valmont Industries, Inc. for the year ended December 29, 2012.

/s/  Deloitte & Touche LLP

Omaha, Nebraska
June 4, 2013